Exhibit 99.1

Lifetime Brands, Inc. Reports Fourth Quarter 2018 Financial Results

Declares Regular Quarterly Dividend

GARDEN CITY, NY, March 14, 2019 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the fourth quarter and year ended December 31, 2018.

Fourth Quarter Financial Highlights:

Consolidated net sales were $228.3 million in the quarter ended December 31, 2018; an increase of $45.5 million, or 24.9%, as compared to consolidated net sales of $182.8 million for the corresponding period in 2017. In constant currency, which excludes the impact of foreign currency fluctuations, consolidated net sales increased $46.4 million, or 25.5%, as compared to consolidated net sales in the corresponding period in 2017.

Gross margin was $84.8 million, or 37.2%, as compared to $71.2 million, or 39.0%, for the corresponding period in 2017.

Income from operations was $22.9 million, as compared to $10.9 million in the prior year’s quarter.

Net income was $10.0 million, or $0.49 per diluted share, in the quarter ended December 31, 2018, as compared to net income of $1.3 million, or $0.08 per diluted share, in the corresponding period in 2017.

Adjusted net income was $11.2 million, or $0.55 per diluted share, in the quarter ended December 31, 2018, as compared to adjusted net income of $7.1 million, or $0.47 per diluted share, in the corresponding period in 2017.

Full Year Financial Highlights:

Consolidated net sales were $704.5 million in the year ended December 31, 2018; an increase of $125.0 million, or 21.6%, as compared to consolidated net sales of $579.5 million for the corresponding period in 2017. In constant currency, which excludes the impact of foreign currency fluctuations, consolidated net sales increased $122.3 million, or 21.0%, as compared to consolidated net sales in the corresponding period in 2017.

Gross margin was $255.8 million, or 36.3%, in the year ended December 31, 2018 as compared to $215.2 million, or 37.1%, for the corresponding period in 2017.

Income from operations was $18.6 million, as compared to $15.2 million in the prior year.

Net loss was $1.7 million, or $0.09 per diluted share, in the year ended December 31, 2018, as compared to net income of $2.2 million, or $0.14 per diluted share, in the corresponding period in 2017.

Adjusted net income was $5.5 million, or $0.28 per diluted share, in the year ended December 31, 2018, as compared to adjusted net income of $10.6 million, or $0.71 per diluted share, in the corresponding period in 2017.

Consolidated adjusted EBITDA was $65.5 million in the year ended December 31, 2018. After giving effect to the non-recurring charge limitation permitted under our debt agreements, consolidated adjusted EBITDA was $64.9 million. A table which reconciles this non-GAAP measure to net income (loss), as reported, is included below.

Robert Kay, Lifetime’s Chief Executive Officer, commented, “Our fourth quarter performance is not what we expect to deliver to our shareholders. We believe these results were in part due to significant macroeconomic events, including European softness primarily due to Brexit, and the inconsistent implementation of a new U.S. tariff program that prevented us from passing along timely price increases. Additionally, certain of our North American distribution channels delivered disappointing sales due to stocking levels and inventory management decisions by customers, including our largest e-commerce customer. While these events had an adverse impact on our results, we are optimistic that they are predominantly singular in nature.”

Mr. Kay continued, “Importantly and encouragingly, the early results we are seeing in 2019 are positive, reflecting both a normalization of customer ordering behavior and promising performance of some of our newer products. We are confident that the strategic accomplishments achieved in 2018 - which include the completion of the Filament integration, a reorganization of our European operations, and meaningful cost reduction across the organization - will be critical to improving Lifetime Brands’ results and profitability as we move forward.”

Dividend

On Tuesday, March 12, 2019, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on May 15, 2019 to shareholders of record on May 1, 2019.

Conference Call

The Company has scheduled a conference call for Thursday, March 14, 2019 at 11:00 a.m. The dial-in number for the conference call is (866) 610-1072 or (973) 935-2840, passcode #6882627. A live webcast of the conference call will be accessible through https://event.on24.com/wcc/r/1953891-1/284F9F3F3909B4659A3B83565589FAB9. For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, adjusted net income, adjusted diluted income per common share, and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses these non-GAAP financial measurers as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding our current and projected financial and operating performance, results, and profitability and all guidance related thereto, as well as our future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; the possibility of impairments to the Company’s goodwill; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of the Filament Brands business and future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the U.K.’s exit from the European Union (Brexit); shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way® Taylor® Kitchen and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Rabbit® Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY®, Taylor® Bath and Taylor® Weather. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.

Laurence Winoker, Chief Financial Officer

516-203-3590

investor.relations@lifetimebrands.com

or

Joele Frank, Wilkinson Brimmer Katcher

Ed Trissel / Andrew Squire / Sophie Throsby

212-355-4449

LIFETIME BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net sales	$228,274	$182,770	$704,542	$579,476
Cost of sales	143,467	111,539	448,785	364,319

Gross margin	84,807	71,231	255,757	215,157
Distribution expenses	20,340	18,540	69,716	58,050
Selling, general and administrative expenses	40,603	41,331	162,933	140,903
Impairment of goodwill	—	—	2,205	—
Restructuring expenses	971	498	2,324	1,024

Income from operations	22,893	10,862	18,579	15,180
Interest expense	(5,591)	(1,177)	(18,004)	(4,291)
Loss on early retirement of debt	—	—	(66)	(110)

Income before income taxes and equity in earnings	17,302	9,685	509	10,779
Income tax provision	(7,558)	(8,169)	(2,889)	(9,032)
Equity in earnings (losses), net of taxes	243	(265)	660	407

NET INCOME (LOSS)	$9,987	$1,251	$(1,720)	$2,154

Weighted-average shares outstanding- basic	20,376	14,592	19,452	14,505

BASIC INCOME (LOSS) PER COMMON SHARE	$0.49	$0.09	$(0.09)	$0.15

Weighted-average shares outstanding- diluted	20,454	14,960	19,452	14,955

DILUTED INCOME (LOSS) PER COMMON SHARE	$0.49	$0.08	$(0.09)	$0.14

LIFETIME BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,647	$7,600
Accounts receivable, less allowances of $7,855 at December 31, 2018 and $6,190 at December 31, 2017	125,292	108,033
Inventory	173,601	132,436
Prepaid expenses and other current assets	10,822	10,354
Income taxes receivable	1,442	—

TOTAL CURRENT ASSETS	318,804	258,423
PROPERTY AND EQUIPMENT, net	25,762	23,065
INVESTMENTS	22,582	23,978
INTANGIBLE ASSETS, net	338,847	88,479
DEFERRED INCOME TAXES	733	5,826
OTHER ASSETS	1,844	1,750

TOTAL ASSETS	$708,572	$401,521

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$1,253	$—
Short term loan	—	69
Accounts payable	38,167	25,461
Accrued expenses	45,456	44,121
Income taxes payable	—	1,864

TOTAL CURRENT LIABILITIES	84,876	71,515
DEFERRED RENT & OTHER LONG-TERM LIABILITIES	23,339	20,249
DEFERRED INCOME TAXES	15,141	4,423
INCOME TAXES PAYABLE, LONG-TERM	949	311
REVOLVING CREDIT FACILITY	42,080	94,744
TERM LOAN	262,694	—
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 50,000,000 at December 31, 2018 and 2017; shares issued and outstanding: 20,764,143 at December 31, 2018 and 14,902,527 at December 31, 2017	208	149
Paid-in capital	258,637	178,909
Retained earnings	55,264	60,546
Accumulated other comprehensive loss	(34,616)	(29,325)

TOTAL STOCKHOLDERS’ EQUITY	279,493	210,279

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$708,572	$401,521

LIFETIME BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended December 31,
	2018	2017
OPERATING ACTIVITIES
Net (loss) income	$(1,720)	$2,154
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	23,329	14,189
Impairment of goodwill	2,205	—
Amortization of financing costs	1,543	519
Deferred rent	57	(642)
Deferred income taxes	2,086	1,030
Stock compensation expense	4,135	3,390
Undistributed equity earnings	(545)	(379)
Loss on early retirement of debt	66	110
Contingent consideration fair value adjustment	(1,774)	—
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	8,020	1,481
Inventory	(13,819)	10,818
Prepaid expenses, other current assets and other assets	540	(951)
Accounts payable, accrued expenses and other liabilities	(3,153)	(9,778)
Income taxes receivable	(1,442)	—
Income taxes payable	(353)	(4,935)

NET CASH PROVIDED BY OPERATING ACTIVITIES	19,175	17,006

INVESTING ACTIVITIES
Purchases of property and equipment	(7,902)	(6,311)
Filament acquisition, net of cash acquired	(216,527)	—
Acquisitions, net of cash acquired	—	(9,072)
Net proceeds from sale of property	249	15

NET CASH USED IN INVESTING ACTIVITIES	(224,180)	(15,368)

FINANCING ACTIVITIES
Proceeds from revolving credit facility	268,912	237,658
Repayments of revolving credit facility	(320,767)	(229,696)
Proceeds from Term Loan	275,000	—
Repayments of Term Loan	(2,063)	—
Repayments of Credit Agreement term loan	—	(9,500)
Proceeds from short term loan	216	187
Repayments of short term loan	(278)	(239)
Payment of financing costs	(11,171)	(31)
Payment of equity issuance costs	(936)	—
Cash dividends paid	(3,273)	(2,475)
Payment of capital lease obligations	(77)	(94)
Proceeds from the exercise of stock options	286	2,537
Payments of tax withholding for stock based compensation	(561)	(644)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	205,288	(2,297)

Effect of foreign exchange on cash	(236)	376

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	47	(283)

Cash and cash equivalents at beginning of year	7,600	7,883

CASH AND CASH EQUIVALENTS AT END OF YEAR	$7,647	$7,600

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated adjusted EBITDA for the year ended December 31, 2018:

	Three Months Ended				Year Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
	(in thousands)
Net (loss) income as reported	$(11,598)	$(6,057)	5,948	$9,987	$(1,720)
Subtract out:
Undistributed equity (earnings) losses, net	(77)	(155)	(185)	(128)	(545)
Add back:
Income tax provision (benefit)	(3,810)	(1,765)	906	7,558	2,889
Interest expense	2,103	4,676	5,634	5,591	18,004
Loss on early retirement of debt	66	—	—	—	66
Depreciation and amortization	4,309	6,422	6,076	6,522	23,329
Impairment of goodwill	—	—	2,205	—	2,205
Stock compensation expense	838	921	1,268	1,108	4,135
Contingent consideration fair value adjustment	—	—	—	(1,774)	(1,774)
Unrealized loss (gain) on foreign currency contracts	393	(2,112)	(190)	(33)	(1,942)
Other permitted non-cash charges	287	916	307	—	1,510
Acquisition related expenses	809	391	43	523	1,766
Restructuring expenses	406	395	552	971	2,324
Integration charges	35	110	103	433	681
Warehouse relocation	2,384	168	55	118	2,725
Pro forma Filament adjustment	3,326	—	—	—	3,326
Projected synergies	—	—	—	—	8,546

Consolidated adjusted EBITDA, before limitation	$(529)	$3,910	$22,722	$30,876	$65,525
Permitted non-recurring charge limitation					(605)

Consolidated adjusted EBITDA					$64,920

Consolidated adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income tax provision (benefit), interest, losses on early retirement of debt, depreciation and amortization, impairment of goodwill, stock compensation expense, unrealized (gain) loss on foreign currency contracts, permitted non-recurring charges such as warehouse relocation costs, transition expenses and restructuring expenses, and a non-cash charges such as a fair value adjustment on contingent consideration and purchase accounting adjustment to step-up the fair value of acquired inventory. Consolidated adjusted EBITDA includes pro forma adjustments, permitted under the debt agreements, for the acquisition of Filament and projected cost savings, operating expense reductions, restructuring charges and expenses and cost saving synergies projected by the Company as a result of actions taken through December 31, 2018 or expected to be taken as of December 31, 2018, net of the benefits realized.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands- except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income and adjusted diluted income per common share:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
		(in thousands)
Net income (loss), as reported	$9,987	$1,251	$(1,720)	$2,154
Adjustments:
Acquisition related expenses	523	2,424	1,766	2,616
Restructuring expenses	971	498	2,324	1,024
Severance expenses	—	166	—	321
Integration charges	433	—	681	—
Warehouse relocation	118	667	2,725	667
Loss on early retirement of debt	—	—	66	110
Other permitted non-cash charges	—	—	1,510	—
Unrealized loss (gain) on foreign currency contracts	(33)	169	(1,942)	2,817
Impairment of goodwill	—	—	2,205	—
Contingent consideration fair value adjustment	(1,774)	—	(1,774)	—
Deferred tax for foreign currency translation for Grupo
Vasconia	275	(1)	—	(239)
Transition tax on non-U.S. subsidiaries’ earnings	675	338	675	338
Re-measurement of U.S. deferred tax assets and liabilities	—	2,981	—	2,981
Income tax effect on adjustments	69	(1,432)	(1,009)	(2,224)

Adjusted net income	$11,244	$7,061	$5,507	$10,565

Adjusted diluted income per common share	$0.55	$0.47	$0.28	$0.71

Adjusted net income and adjusted diluted income per common share in the three months and year ended December 31, 2018 excludes restructuring expenses, acquisition related expenses, loss on early retirement of debt, integration charges, warehouse relocation costs, other permitted non-cash charges, the fair value adjustment on contingent consideration, the unrealized loss (gain) on foreign currency contracts, impairment of goodwill and deferred tax (benefit) expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation gains through other comprehensive income (loss). Adjusted net income and adjusted diluted income per common share in the three months and year ended December 31, 2018 also excludes the impact of the transition tax on non-U.S. subsidiaries’ earnings. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

Adjusted net income and adjusted diluted income per common share in the three months and year ended December 31, 2017 excludes restructuring expenses, acquisition related expenses, loss on early retirement of debt, non-restructuring severance expense, warehouse relocation costs, the unrealized loss on foreign currency contracts and deferred tax (benefit) expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation gains through other comprehensive income (loss). Adjusted net income and adjusted diluted income per common share in the three months and year ended December 31, 2017 also excludes the impact of the transition tax on non-U.S. subsidiaries’ earnings and re-measurement of U.S. deferred tax assets and liabilities included in the income tax provision as a result of the U.S. tax reform. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands- except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Constant Currency:

	As Reported Three Months Ended December 31,			Constant Currency (1) Three Months Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)	Currency Impact	Excluding Currency		Including Currency	Currency Impact
U.S.	$199,094	$150,936	$48,158	$199,094	$150,859	$48,235	$(77)	32.0%		31.9%	(0.1)%
International	29,180	31,834	(2,654)	29,180	31,020	(1,840)	(814)	(5.9)%		(8.3)%	(2.4)%

Total net sales	$228,274	$182,770	$45,504	$228,274	$181,879	$46,395	$(891)	25.5%		24.9%	(0.6)%

	As Reported Year Ended December 31,			Constant Currency (1) Year Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)	Currency Impact	Excluding Currency		Including Currency	Currency Impact
U.S.	$611,973	$481,719	$130,254	$611,973	$481,699	$130,274	$(20)	27.0%		27.0%	(0.0)%
International	92,569	97,757	(5,188)	92,569	100,547	(7,978)	2,790	(7.9	) %	(5.3)%	2.6%

Total net sales	$704,542	$579,476	$125,066	$704,542	$582,246	$122,296	$2,770	21.0%		21.6%	0.6%

(1)

“Constant Currency” is determined by applying the 2018 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of currency.